SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2003

MIRANT AMERICAS GENERATION, LLC

(Exact name of registrant as specified in its charter)

Delaware	51-0390520

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1155 Perimeter Center West Suite 100, Atlanta, Georgia	30338

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(678) 579-5000

N/A

(Former name or former address, if changed since last report.)

Item 5. Other
SIGNATURE

Item 5. Other

Recent Developments

Exchange Offer Amendment

     On June 30, 2003 Mirant Americas Generation, LLC (“MAG”) amended its exchange offer (the “Exchange Offer”) commenced on June 2, 2003, for its outstanding 7.625% Senior Notes due 2006 (the “Existing Notes”) pursuant to a Second Amended Offering Circular dated June 30, 2003.

     Under the amended terms of the Exchange Offer, MAG is offering to exchange $1,000 principal amount of its new 8.25% Senior Secured Notes due 2008 and $10.00 in cash as consideration for each $1,000 principal amount of Existing Notes validly tendered.

     Mirant Corporation (“Mirant”), the ultimate parent of MAG, also announced, on June 30, 2003, an offer to exchange its new 8.25% Senior Secured Notes due 2008, $5.00 in cash and warrants to purchase 22.47 shares of common stock of Mirant for each principal amount of its outstanding 2.5% Convertible Senior Debentures due 2021 and 7.4% Senior Notes due 2004 pursuant to a Second Amended Offering Circular and Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization dated June 30, 2003.

The Exchange Offer will expire at 12:00 Midnight, New York City time, on July 14, 2003.

Credit Rating Downgrades

     On June 23, 2003, Standard & Poor’s Ratings Services (“S&P”) lowered its rating on MAG’s senior unsecured debt from CCC to CC. S&P ratings of Mirant remain on CreditWatch with developing implications. S&P also lowered its rating on Mirant Corporation’s senior unsecured debt and the following of Mirant Corporation’s subsidiary and subsidiary issues: Mirant Americas Energy Marketing, L.P., Mirant Mid-Atlantic, LLC and Mirant Trust I.

     On June 26, 2003, Fitch Ratings (“Fitch”) lowered its rating on MAG’s senior unsecured debt from B- to CCC. The Rating Watch status for Mirant has been revised from Negative to Evolving. Fitch also lowered its rating on Mirant Corporation’s senior unsecured debt and the following of Mirant Corporation’s subsidiary and subsidiary issues: Mirant Mid-Atlantic, LLC and Mirant Trust I.

DWR Power Purchases

     On June 25, 2003, the Federal Energy Regulatory Commission (“FERC”) announced that it was dismissing the complaints filed by the California Public Utility Commission (“CPUC”) and the California Electricity Oversight Board (“EOB”) alleging that the terms of long-term agreements the California Department of Water Resources (“DWR”) entered into with various sellers in 2001, including a 19-month agreement with Mirant Americas Energy Marketing ending December 31, 2002, were unjust and unreasonable and that the contracts should be abrogated or the prices under the contracts should be reduced. Mirant Americas Generation bears the risk of any abrogation of or revision to the terms of the contract between Mirant Americas Energy Marketing and the DWR. The CPUC and the EOB have stated that they will seek reconsideration by the FERC of this decision, and if reconsideration is denied, will appeal the FERC’s decision to the United States Court of Appeals.

Western Power Markets Price Mitigation and Refund Proceedings

     In an order issued July 25, 2001, the FERC initiated a proceeding to determine whether there had been unjust and unreasonable charges for spot market bilateral sales in the Pacific Northwest from December 25, 2000 through June 20, 2001. In an order issued June 25, 2003, the FERC ruled that no refunds were owed and terminated the proceeding.

FERC Show Cause Proceeding Relating to Trading Practices

     On June 25, 2003, the FERC issued a show cause order (the “Trading Practices Order”) to more than fifty parties, including Mirant Americas Generation entities and Mirant Americas Energy Marketing, that a FERC Staff report issued on March 26, 2003 indicated may have engaged in one or more trading strategies of the type portrayed in the Enron memos released by the FERC in May 2002. The Trading Practices Order identifies certain specific trading practices that the FERC indicates could constitute gaming or anomalous market behavior in violation of the California Independent System Operator (“CAISO”) and California Power Exchange Corporation (“PX”) tariffs. The order requires the CAISO to identify those transactions engaged in by the parties that are the subject of the order between January 1, 2000 and June 20, 2001 that potentially fall within the specified practices. Those parties, including the Mirant Americas Generation entities and Mirant Americas Energy Marketing, will then have to demonstrate why those transactions were not violations of the PX and CAISO tariffs. The FERC also stated that the parties could try to settle these issues with the FERC Trial Staff. If the FERC finds that the Mirant Americas Generation entities or Mirant Americas Energy Marketing engaged in transactions that violated the PX or CAISO tariffs between January 1, 2000 through June 20, 2001 or the issue is resolved pursuant to settlement, the FERC could require the disgorgement of profits made on those transactions and could impose other non-monetary penalties. Under the contractual arrangements pursuant to which Mirant Americas Energy Marketing bought and resold electricity produced by the Company’s California generation assets, the Company could have to reimburse Mirant Americas Energy Marketing for the amount of any disgorgement of profits required or other remedy imposed by the FERC upon Mirant Americas Energy Marketing. The Company cannot currently determine the outcome of these proceedings.

FERC Investigation Relating to Bidding

     The FERC on June 25, 2003 issued an order (the “Bidding Order”) initiating an investigation by its staff into bidding practices in the PX and CAISO markets between May 1, 2000 and October 1, 2000 of more than fifty parties, including Mirant Americas Generation entities and Mirant Americas Energy Marketing. These entities were previously identified in the report issued by the FERC Staff on March 26, 2003 as having bid generation resources to the PX and CAISO at prices unrelated to costs. The Bidding Order requires those entities, including the Mirant Americas Generation entities and Mirant Americas Energy Marketing, to demonstrate why bids in the PX and CAISO markets from May 1, 2000 through October 1, 2000 that were in excess of $250 per megawatt hour did not constitute a violation of the CAISO and PX tariffs. If the FERC finds that the Mirant Americas Generation entities or Mirant Americas Energy Marketing engaged in bidding practices that violated the PX or CAISO tariffs between May 1, 2000 through October 1, 2000, the FERC could require the disgorgement of profits made as a result of those bids and could impose other non-monetary penalties. While the Company believes its bidding practices were legitimate and that it did not violate the appropriate tariffs, the standards by which the FERC will ultimately judge the Company’s bidding practices are unclear and the Company cannot currently determine the outcome of these proceedings. Depending on the standards applied by the FERC and if Mirant Americas Generation entities or Mirant Americas Energy Marketing are found by the FERC to have violated the PX or CAISO tariffs, the amount of any disgorgement of profits required or other remedy imposed by the FERC could have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

Mirant Americas Generation Securities Class Action

     On June 25, 2003, Mirant received notice that on June 11, 2003, a purported class action lawsuit alleging violations of Sections 11 and 15 of the Securities Act of 1933 was filed in the Superior Court of Fulton County, Georgia entitled Wisniak v. Mirant Americas Generation, LLC, et al. The lawsuit names as defendants Mirant Americas Generation and certain current and former officers and managers of Mirant Americas Generation. The plaintiff seeks to represent a putative class of all persons who purchased debt securities of Mirant Americas Generation pursuant to or traceable to an exchange offer completed by Mirant Americas Generation in May 2002 in which $750 million of bonds registered under the Securities Act were exchanged for $750 million of previously issued senior notes of Mirant Americas Generation. The plaintiff alleges, among other things, that Mirant Americas Generation’s recent restatement of prior financial statements rendered the registration statement filed for the May 2002 exchange offer materially false. The complaint seeks damages, interest and attorneys’ fees.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2003		MIRANT AMERICAS GENERATION, LLC

	By:	/s/ Dan Streek

Dan Streek Vice President and Controller (Principal Accounting Officer)